EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
of Talegen Acquisition Corporation:

    We consent to the use in this Registration Statement of Talegen Acquisition Corporation on Form S-1 of our report dated March 15, 1996, appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP
New York, New York
June 5, 1996